Exhibit 9.2c

                         Sub-Transfer Agency Agreement

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                    SUB-TRANSFER AGENCY AND SERVICE AGREEMENT
                                     between
                      PHOENIX EQUITY PLANNING CORPORATION.
                                       and
                       STATE STREET BANK AND TRUST COMPANY

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                                TABLE OF CONTENTS

1.       Terms of Appointment; Duties of the Bank                         1-4
         and Transfer Agent

2.       Fees and Expenses                                                4

3.       Bank as Trustee or Custodian                                     4-5
         of Retirement Plans

4.       Wire Transfer Operating Guidelines                               5-7

5.       Data Access and Proprietary Information                          7-8

6.       Indemnification                                                  8-9

7.       Standard of Care                                                 10

8.       Covenants of the Transfer Agent and the Bank                     10

9.       Representations and Warranties of the Bank                       11

10.      Representations and Warranties of the Transfer Agent             11

11.      Termination of Agreement                                         12

12.      Assignment                                                       12

13.      Amendment                                                        12

14.      Massachusetts Law to Apply                                       13

15.      Force Majeure                                                    13

16.      Consequential Damages                                            13

17.      Limitation of Shareholder Liability                              13

18.      Merger of Agreement                                              13

19.      Counterparts                                                     13

         AGREEMENT effective as of the 1st day of June, 1994, by and between PHOENIX EQUITY PLANNING CORPORATION, a Connecticut corporation, having its principal office and place of business at 100 Bright Meadow Boulevard, Enfield, Connecticut, 06083, (the "Transfer Agent"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Bank");

         WHEREAS, the Transfer Agent has been appointed by each of the investment companies (including each series thereof) listed on Schedule A (the "Fund(s)"), each an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended, as transfer agent, dividend disbursing agent and shareholder servicing agent in connection with certain activities, and the Transfer Agent has accepted each such appointment;

         WHEREAS, the Transfer Agent has entered into a Transfer Agency and Service Agreement with each of the Funds (including each series thereof) listed on Schedule A pursuant to which the Transfer Agent is responsible for certain transfer agency and dividend disbursing functions for each Fund's shares ("Shares") and each Fund's shareholders ("Shareholders") and the Transfer Agent is authorized to subcontract for the performance of its obligations and duties thereunder in whole or in part with the Bank;

         WHEREAS, the Transfer Agent desires to appoint the Bank as sub-transfer agent, and the Bank desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenant herein contained, the parties hereto agree as follows:

1.       Duties of the Bank and the Transfer Agent
         -----------------------------------------

1.1 Subject to the terms and conditions set forth in this Agreement, the Bank shall act as the Transfer Agent's non-exclusive sub-transfer agent for Shares in connection with any accumulation plan, open-account, dividend reinvestment plan, retirement plan or similar plan provided to Shareholders and set out in each Fund's currently effective prospectus and statement of additional information ("Prospectus"), including without limitation any periodic investment plan or periodic withdrawal program. As used herein the term "Shares" means the authorized and issued shares of common stock, or shares of beneficial interest, as the case may be, for each Fund listed in Schedule A. In accordance with procedures established form time to time by agreement between the Transfer Agent and the Bank, the Bank and Transfer Agent shall provide the services listed in this Section 1.

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         (a)      According to the service responsibility schedule attached
                  hereto for Shareholder accounts and record-keeping the Bank or the Transfer Agent shall:

                  (i) receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the custodian of each Fund authorized pursuant to the articles of incorporation or organization of each Fund (the "Custodian");

                  (ii) pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

                  (iii) receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

                  (iv) in respect to the transactions in items (i), (ii), and (iii) above, the Bank shall execute transactions directly with broker-dealers authorized by each Fund;

                  (v) at the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

                  (vi) effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

                  (vii) prepare and transmit payments for dividends and distributions declared by each Fund;

                  (viii) issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Bank of indemnification satisfactory to the Bank and protecting the Bank and each Fund, and the Bank at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

                  (ix) maintain records of account for and advise the Transfer Agent and its Shareholders as to the foregoing;

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                  (x)      record the issuance of Shares of each Fund and
                           maintain pursuant to Rule 17Ad-10 (e) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") a record of the total number of Shares of each Fund that are authorized, based upon data provided to it by each Fund or the Transfer Agent and issued and outstanding, the Bank shall also provide each Fund on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issues or sale of such Shares, which functions shall be the sole responsibility of each Fund or the Transfer Agent.

1.2      (a)      For reports, the Bank shall:

                  (i) maintain all Shareholder accounts, prepare meeting, proxy, and mailing lists, withhold taxes on U.S. resident and non-resident alien accounts, prepare and file U.S. Treasury reports required with respect to dividends and distributions by federal authorities for all Shareholders, prepare confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder account information.

         (b) For blue sky reporting the Bank shall provide a system that will enable each Fund or the Transfer Agent to monitor the total number of Shares sold in each State, and each Fund or the Transfer Agency shall:

                  (i) identify to the Bank in writing those transactions and assets to be treated as exempt from blue sky reporting for each State; and

                  (ii) verify the establishment of transactions for each State on the system prior to activity for each State, the responsibility of the Bank for each Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund or the Transfer Agent and the reporting of such transactions to the Fund as provided above.

1.3 Per the attached service responsibility schedule procedures as to who shall provide certain of the services in Section 1 may be established from time to time by agreement between the Transfer Agent and the Bank. The Bank may at times perform only a portion of these services and the Transfer Agent may perform these services on each Fund's behalf.

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1.4      The Bank shall provide additional services on behalf of the Transfer
         Agent (i.e., escheat services) as may be agreed upon in writing between the Bank and the Transfer Agent.

2.       Fees and Expenses
         -----------------

2.1 For the performance by the Bank pursuant to this Agreement, the Transfer Agent agrees to pay the Bank an annual maintenance fee for each Shareholder account as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Transfer Agent and the Bank. For purposes hereof the term account should refer to any Shareholder account designated as such on the DST mutual fund system (or any replacement system) provided further that so called omnibus accounts shall be considered to be a single account.

2.2 In addition to the fees paid under Section 2.1 above, the Transfer Agent agrees to reimburse the Bank for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Transfer Agent, will be reimbursed by the Transfer Agent.

2.3 The Transfer Agent agrees to pay all fees and reimbursable expenses within five days following the receipt of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all accounts shall be advanced to the Bank by the Transfer Agent at least seven (7) days prior to the mailing date of such materials.

3.       Bank as Trustee or Custodian of Retirement Plans
         ------------------------------------------------

         As agreed upon in writing between the parties, the Bank and Transfer Agent agree that the Bank may serve as the named custodian or trustee of individual retirement accounts established under section 408 of the Internal Revenue Code (the "Code"), tax-sheltered plans established under section 403(b) of the Code, qualified plans under section 401(a) of the Code, or money purchase plans, pension plans or profit sharing plans with a cash deferred arrangement under section 401(k) of the Code (collectively "Retirement Plans").

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3.1      The Bank shall provide certain recordkeeping services as more fully described in the TRAC-2000 Procedures manual provided to the Fund for Shareholders who become plan participants of Retirement Plans using TRAC-2000 System.

3.2      The Bank shall:

         (a) have no investment responsibility for the selection of investments, no liability for any investments made for Retirement Plans other than to maintain custody and provide recordkeeping of the investments subject to the terms of the Agreement; and

         (b) not serve as "Plan Administrator" (as defined in the Employee Retirement Income Security Act of 1974, as amended) of any Retirement Plan, or in any other administrative capacity or other capacity except as trustee or custodian thereof, the Bank shall not keep records of Retirement Plan accounts except as provided herein.

3.3 The Transfer Agent agrees that in any communications from the Transfer Agent or the Funds to any prospective or actual Shareholder, neither the Funds nor the Transfer Agent shall state or represent that the Bank has any investment discretion or other power concerning investments of any Retirement Plan or the Bank shall serve as plan administrator or have any administrative or other responsibility for the administration or operation of any Retirement Plan. The Funds, the Funds' designee, or the Transfer Agent as may be required to comply with the Code and all other applicable federal and state laws shall:

         (a)      serve as third party administrators of all Retirement Plans;
                  and

         (b) provide all Retirement Plan prototype document design, tax form preparation (excluding services performed by the Bank under section 1.2 of this Agreement), discrimination testing and consulting about Retirement Plan qualification and maintenance.

4.       Wire Transfer Operating Guidelines/Articles 4A of the Uniform
         Commercial Code
         -------------------------------------------------------------

4.1 The Bank is authorized to promptly debit the appropriate Transfer Agent account(s) upon the receipt of a payment order in compliance with the selected security procedure (the "Security Procedure") chosen for funds transfer and in the amount of money that the Bank has been instructed to transfer. The Bank shall execute payment orders in compliance with the Security Procedure and with the Transfer Agent instructions on the execution date provided that such payment order is received by the customary deadline for processing such a

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         request, unless the payment order specifies a later time. All payment orders and communications received after this time-frame will be deemed to have been received the next business day.

4.2 The Transfer Agent acknowledges that the Security Procedure it has designated on the Transfer Agent Selection Form was selected by the Transfer Agent from Security Procedures offered by the Bank. The Transfer Agent shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated to the Bank in writing. The Transfer Agent must notify the Bank immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Transfer Agent's authorized personnel. The Bank shall verify the authenticity of all such instructions according to the Security Procedure.

4.3 The Bank shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

4.4 When the Transfer Agent initiates or receives Automated Clearing House ("ACH") credit and debit entries pursuant to these guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, the Bank will act as an Originating Depository Financial Institution and/or receiving depository Financial Institution, as the case may be, with respect to such entries. Credits given by the Bank with respect to an ACH credit entry are provisional until the Bank receives final settlement for such entry from the Federal Reserve Bank. If the Bank does not receive such final settlement, the Transfer Agent agrees that the Bank shall receive a refund of the amount credited to the Transfer Agent in connection with such entry, and the party making payment to the Transfer Agent via such entry shall not be deemed to have paid the amount of the entry.

4.5 The Bank reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of the Bank's receipt of such payment order; (b) if initiating such payment order would cause the Bank, in the Bank's sole judgement, to exceed any volume, aggregate dollar, network, time, credit or similar limits upon wire transfers which are applicable to the Bank; or (c) if the Bank, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

4.6 The Bank shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording the Bank

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         reasonable opportunity to act. However, the Bank assumes liability if the request for amendment or cancellation cannot be satisfied.

4.7 The Bank shall assume no responsibility for failure to detect any erroneous payment order provided that the Bank complies with the payment order instructions as received and the Bank complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

4.8 The Bank shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order unless the Bank is notified of the unauthorized payment order within (30) days or notification by the Bank of the acceptance of such payment order. In no event (including failure to execute a payment order) shall the Bank be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

4.9 Confirmation of Bank's execution of payment orders shall ordinarily be provided within 24 hours notice of which may be delivered through the Bank's proprietary information systems, or by facsimile or call-back. Client must report any objections to the execution of an order within 30 days.

5.       Data Access and Proprietary Information
         ---------------------------------------

5.1 The Transfer Agent acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and other information furnished to the Transfer Agent by the Bank are provided solely in connection with the services rendered under this Agreement and constitute copyrighted trade secrets or propriety information of substantial value to the Bank. Such databases, programs, formats, designs, techniques and other information are collectively referred to below as "Proprietary Information". The Transfer Agent agrees that it shall treat all Proprietary Information as proprietary to the Bank and further agrees that it shall not divulge any Proprietary Information to any person or organization except as expressly permitted hereunder. The Transfer Agent agrees for itself and its employees and agents:

         (a) to use such programs and databases (i) solely on the Transfer Agent's computers, or (ii) solely from equipment at the locations agreed to between the Transfer Agent and the Bank and (iii) in accordance with the Bank's applicable user documentation;

         (b) to refrain form copying or duplicating in any way (other than in the normal course of performing processing on the Transfer Agents computers) any part of any Proprietary Information;

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         (c)      to refrain from obtaining unauthorized access to any programs, data or other information not owned by the Transfer Agent, and if such access is accidently obtained, to respect and safeguard the same Proprietary Information;

         (d) to refrain form causing or allowing information transmitted from the Bank's computer to the Transfer Agents terminal to be retransmitted to any other computer terminal or other device except as expressly permitted by the Bank, such permission not to be unreasonably withheld;

         (e) that the Transfer Agent shall have access only to those authorized transactions as agreed to between the Transfer Agent and the Bank; and

         (f) to honor reasonable written requests made by the Bank to protect at the Bank's expense the rights of the Bank in Proprietary Information at common law and under applicable statues.

Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 5. The obligations of this Section 5 shall survive any earlier termination on of this Agreement.

6.       Indemnification
         ---------------

         6.1 The Bank shall not be responsible for, and the Transfer Agent shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payment, expenses and liability arising out of or attributable to;

         (a) all actions of the Bank or its agent or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

         (b) the Transfer Agents' lack of good faith, negligence or willful misconduct;

         (c) the reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors from the Transfer Agent or its duly authorized representative, and (ii) have been prepared, maintained or performed by the Transfer Agent including but not limited to any previous transfer agent or registrar excluding the Bank;

         (d) the reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Transfer Agent;

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         (e)   the offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

6.2 At any time the Bank may apply to any officer of the Transfer Agent for instructions, and may consult with legal counsel acceptable to the Transfer Agent with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Transfer Agent for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel.

         The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Transfer Agent, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, tape, CRT data entry or other similar means authorized by the Transfer Agent, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Transfer Agent. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

6.3 In order that the indemnification provisions contained in this Section 6 shall apply, upon the assertion of a claim for which the Transfer Agent may be required to indemnify the Bank, the Bank shall promptly notify the Transfer Agent of such assertion, and shall keep the Transfer Agent advised with respect to all developments concerning such claim. The Transfer Agent shall have the option to participate with the Bank in the defense of such claim or to defend against said claim in its own name or in the name of the Bank.

         The Bank shall in no case confess any claim or make any compromise in any case in which the Transfer Agent may be required to indemnify the Bank except with the Transfer Agent's prior written consent.

6.4 The indemnity provisions of Section 6 shall survive any earlier termination of this Agreement.

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7.       Standard of Care
         ----------------

         The Bank shall at all times act in good faith and agrees to use its best efforts to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees.

8.       Covenants of the Transfer Agent and the Bank
         --------------------------------------------

8.1 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Transfer Agent for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

8.2 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of each Fund or the Transfer Agent and will be preserved, maintained and made available in accordance with such section and rules, for monitoring by the Transfer Agent, and will be surrendered promptly to the Transfer Agent on and in accordance with its request. The Bank shall furnish adequate resources and office space in order to allow the Transfer Agent or any govermental authority to inspect all books, procedures, information and records required hereby.

8.3 The Bank and the Transfer Agent agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

8.4 In case of any requests or demands for the inspection of the Shareholder records of the Transfer Agent, the Bank will endeavor to notify the Transfer Agent and to secure instructions from an authorized officer of the Transfer Agent as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person, whenever it is advised by counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

9.       Representations and Warranties of the Bank
         ------------------------------------------

         The Bank represents and warrants to the Transfer Agent that:

         (a) it is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts;

         (b) it is duly qualified to carry on its business in the Commonwealth of Massachusetts;

         (c) it is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement;

         (d) all requisite corporation proceedings have been taken to authorize it to enter into and perform this Agreement;

         (e) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

         (f) it is registered as a transfer agent under Section 17A(c)(2) of the Exchange Act.

10.      Representations and Warranties of the Transfer Agent
         ----------------------------------------------------

         The Transfer Agent represents and warrants to the Bank that;

         (a) it is a Connecticut corporation duly organized and existing and in good standing under the laws of Connecticut;;

         (b) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

         (c) all corporate proceedings required by said articles of incorporation and by-law have been taken to authorize it to enter into and perform this; Agreement;

         (d) it is registered as a transfer agent under Section 17A(c)(2) of the Exchange Act.

11.      Termination of Agreement
         ------------------------

11.1 This Agreement shall continue for a period of three years (the "Initial Term") and be renewed or terminated as stated below.

11.2 This Agreement shall terminate upon the termination of the Transfer Agency Agreement between the Funds and the Transfer Agent.

11.3 This Agreement may be terminated or renewed after the Initial Term by either party upon ninety (90) days written notice to the other.

11.4 Should either party exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the party exercising its right to terminate. Additionally, the party receiving the notice to terminate reserves the right to charge the terminating party for any other reasonable expenses associated with such termination.

12.      Assignment
         ----------

12.1 Except as provided in Section 12.3 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

12.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

12.3 The Bank may, without further consent on the part of the Transfer Agent, subcontract for the performance hereof with (a) Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS") which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Exchange Act ("Section 17A (c)(2); (b) National Financial Data Services, Inc.. a subsidiary of BFDS duly registered as a transfer agent pursuant to Section 17A(c)(2) or (c) a BFDS affiliate; provided, however, that the Bank shall be as fully responsible to the Transfer Agent for the acts and omissions of any subcontractor as it is for its own acts and omissions.

13.      Amendment
         ---------

         This Agreement may be amended or modified by a written agreement executed by both parties.

14.      Massachusetts Law to Apply
         --------------------------

         This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

15.      Force Majeure
         -------------

         In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

16.      Consequential Damages
         ---------------------

         Neither party to this agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

17.      Limitations of Shareholder Liability
         ------------------------------------

         The Bank hereby expressly acknowledges that recourse against the Funds shall be subject to those limitations provided by governing law and the Declaration of Trust of the Funds, as applicable, and agrees that obligations assumed by the Funds pursuant to the Transfer Agency Agreement shall be limited in all cases to the Funds and their respective assets. The Bank shall not seek satisfaction from the Shareholders or any Shareholders of the Funds, nor shall the Bank seek satisfaction of any obligations from the Trustees/Directors or any individual Trustee/Director of the Funds.

18.      Merger of Agreement
         -------------------

         This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

19.      Counterparts
         ------------

         This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the 21st day of July , 1994.



                       PHOENIX EQUITY PLANNING CORPORATION


                       BY: /s/ William R. Moyer
                           -------------------------------
                           William R. Moyer
                           Senior Vice President, Finance

ATTEST:


/s/ Patricia O. McLaughlin
--------------------------

                       STATE STREET BANK AND TRUST COMPANY


                       BY: /s/  Ronald E. Logue
                           -------------------------------
                           Executive Vice President

ATTEST:

/s/ S. Cesso
--------------------------

                        STATE STREET BANK & TRUST COMPANY

                                  FEE SCHEDULE
                      FEE INFORMATION FOR SERVICES AS PLAN
                    TRANSFER AND DIVIDEND DISBURSEMENT AGENT

                                THE PHOENIX FUNDS



PHOENIX SERIES FUNDS
--------------------

PHOENIX HIGH YIELD FUND SERIES - A & B SHARES
   *NATIONAL BOND FUND MERGED WITH A SHARES
PHOENIX U.S. GOVERNMENT SECURITIES FUND SERIES - A & B SHARES
   *NATIONAL FEDERAL SECURITIES TRUST MERGED WITH A SHARES
PHOENIX BALANCED FUND SERIES - A & B SHARES
PHOENIX CONVERTIBLE FUND SERIES - A & B SHARES
PHOENIX GROWTH FUND SERIES - A & B SHARES
PHOENIX MONEY MARKET FUND SERIES - A & B SHARES


PHOENIX MULTI PORTFOLIO FUNDS
-----------------------------

PHOENIX TAX EXEMPT BOND PORTFOLIO - A & B SHARES
   *NATIONAL SECURITIES TAX EXEMPT BONDS MERGED WITH A SHARES
PHOENIX CAPITAL APPRECIATION PORTFOLIO - A & B SHARES
PHOENIX INTERNATIONAL PORTFOLIO - A & B SHARES
PHOENIX ENDOWMENT EQUITY PORTFOLIO
PHOENIX ENDOWMENT FIXED-INCOME PORTFOLIO


OTHER PHOENIX FUNDS
-------------------

PHOENIX TOTAL RETURN FUND, INC. - A & B SHARES
   *NATIONAL TOTAL RETURN MERGED WITH A SHARES
PHOENIX MULTI-SECTOR FIXED INCOME FD, INC. - A & B SHARES
   *PHOENIX HIGH QUALITY MERGED WITH A SHARES
PHOENIX EQUITY OPPORTUNITIES FUND - A & B SHARES
   *A SHARES FORMERLY NATIONAL STOCK FUND
PHOENIX WORLDWIDE OPPORTUNITIES FUND - A & B SHARES
PHOENIX INCOME AND GROWTH FUND - A & B SHARES
PHOENIX CALIFORNIA TAX EXEMPT BOND FUND - A & B SHARES
PHOENIX ASSET RESERVE - A & B SHARES

                        STATE STREET BANK & TRUST COMPANY

                                  FEE SCHEDULE
                      FEE INFORMATION FOR SERVICES AS PLAN
                    TRANSFER AND DIVIDEND DISBURSEMENT AGENT

                                THE PHOENIX FUNDS

State Street shall charge PEPCO an annual fee based on a per shareholder account per fund class for the next three (3) years equal to the following:

PHOENIX FEE SCHEDULE
--------------------

ANNUAL PER ACCOUNT FEE

1994                                                  $6.75

1995 - 1996*           1 - 600,000 ACCTS              $7.00

               600,000 - 1,000,000 ACCTS              $6.75

                    OVER 1,000,000 ACCTS              $6.60

Monthly Minimum/Fund Applied to Acct Fee          $1,500.00

Annual Closed Account Fee                             $1.20

Checkwriting Fees:
   Per Check Cleared                                  $1.00
   Privilege Set-Up                                   $5.00

Annual 12(B) 1 Fee (Billed Quarterly)                 $1.00

Annual Investor Processing Fee                        $1.80
(Per Investor)


OTHER FEES: (1994 - 1996)

Management                                  $27.00 - $37.00      Per Hr. Per FTE

Fund Administrator                                   $29.00      Per Hr. Per FTE

All Transfer Agent Functions                         $22.50      Per Hr. Per FTE

Liaisons Over 4,000/mth                              $26.00      Per Item

o This schedule is based on 700K accounts, 26 funds, and 4,000 liaison items.
o If the account base decreases significantly, the per account fee will be reviewed by both parties.
o If 12(B) 1 product is discontinued the annual per account fee will be increased by $1.00
o Additional Fund Administrators will be added as new funds are opened (ratio 1:8) and charged as detailed above.
o This schedule does not include fees for Image terminals, conversions, acquisitions, customer service, audio response, 401 recordkeeping, new product lines, and out-of-pockets.

In witness whereof, Phoenix Equity Planning Corporation and State Street Bank and Trust Company have agreed upon this fee schedule and have caused this fee schedule to be executed in their names and on their behalf through their duly authorized officers for the next three years.

PHOENIX EQUITY PLANNING CORPORATION      STATE STREET BANK & TRUST CO.

By /s/  Edward Hourihan                  By /s/  Mark Toomey
   --------------------------------         ------------------------------------

Title Vice President                     Title Vice President
      -----------------------------            ---------------------------------


Date 7/15/94                              Date 7-12-94
     ------------------------------            ---------------------------------

*The fee for this period shall be adjusted by the parties to reflect then prevailing levels of service furnished by State Street.

                    SUB-TRANSFER AGENCY AND SERVICE AGREEMENT
                         SERVICE RESPONSIBILITY SCHEDULE

-----------------------------------------------------------------------------------------------

FUNCTIONAL RESPONSIBILITIES                           PEPCO                        BFDS
                                                 (TRANSFER AGENT)          (SUB TRANSFER AGENT)
-----------------------------------------------------------------------------------------------

A.   Transaction Processing:

     Remittance Cash Processing                                                     X

     New Account Setup
     o Regular                                          X
     o Fiduciary                                        X
     o Quality Assurance                                X

     Transfers
     o Regular                                          X
     o Fiduciary                                        X
     o Dealer                                           X
     o Quality Assurance                                X

     Redemptions
     o Regular                                          X
     o Fiduciary                                        X
     o Quality Assurance                                X

     Wire Order
     o Set-up                                           X
     o Settlement                                                                   X
     o Quality Assurance                                X
     o Monitoring of Outstanding Trades                 X

     Maintenance
     o Registration                                     X
     o Rep/Dealer File                                  X                           *X
     o Sub Files                                        X
     o Quality Assurance                                X
     o ACH Prenote Reject                               X
     o All Account Options                              X

-----------------------------------------------------------------------------------------------

                    SUB-TRANSFER AGENCY AND SERVICE AGREEMENT
                         SERVICE RESPONSIBILITY SCHEDULE

-----------------------------------------------------------------------------------------------

FUNCTIONAL RESPONSIBILITIES                           PEPCO                        BFDS
                                                 (TRANSFER AGENT)          (SUB TRANSFER AGENT)
-----------------------------------------------------------------------------------------------

Adjustments (through 12/94)

     o Account Corrections                                                          *X
     o LOI Processing                                                               *X
     o Year-End Accounts Adjustments                                                *X
     o Sharelot Adjustments                                                         *X
     o Bounced Checks                                                               *X
     o ACH Cancellations                                                            *X
     o Quality Assurance                                                            *X

B.   Customer Service:

     Telephones
     o Customer Inquiry                                 X
     o Transaction Line                                 X
     o Timer Exchanges                                                              *X
     o Liaison Support (Through 12/4)                                               *X

     Correspondence                                     X

     Shareholder/Dealer Letters                         X
     Transfer of Assets Letters/Followup                X
     Notice of Levy                                     X

     Dealer Services
     o Fund Serv/Networking Implementation                                          X
     o Dealer Security Access                                                       X
     o Enhancements-Communication/Testing                                           X

Client Services
        o Product Development/Implementation                                        X
        o Mailings                                                                  X
        o Year End Reporting                                                        X

-----------------------------------------------------------------------------------------------

                    SUB-TRANSFER AGENCY AND SERVICE AGREEMENT
                         SERVICE RESPONSIBILITY SCHEDULE

-----------------------------------------------------------------------------------------------

FUNCTIONAL RESPONSIBILITIES                           PEPCO                        BFDS
                                                 (TRANSFER AGENT)          (SUB TRANSFER AGENT)
-----------------------------------------------------------------------------------------------

C.   Support:

     Image/AWD
     o Scanning                                         X                           X
     o Work Distribution                                                            X
     o Retrieval                                                                    X
     o Technical Support                                                            X

Microfilm/Research Prior Agent                          X                           *X

     Media Production
     o Design/Printing                                                              X
     o Marketing Materials                              X
     o Forms Development                                X

     Corporate Actions
     o Report Generation                                                            X
     o Proxy Solicitation                                                           X
     o Periodic Financial Activities (DIVs                                          X
        PACs, SWPs etc

     Compliance/Regulatory
     o Escheatment                                                                  X
     o Tax Filings                                                                  X
     o Lost Shareholder Recovery                        X
     o BNotice/CNotice Reporting                                                    *X
     o Lost Certificate Processing/SIC                                              *X
          Reporting

     Recon/Control
     o Cash Settlement                                                              X
     o Account Reconcilement                                                        X
     o Commission Payment                                                           X

-----------------------------------------------------------------------------------------------


                    SUB-TRANSFER AGENCY AND SERVICE AGREEMENT
                         SERVICE RESPONSIBILITY SCHEDULE

-----------------------------------------------------------------------------------------------

FUNCTIONAL RESPONSIBILITIES                           PEPCO                        BFDS
                                                 (TRANSFER AGENT)          (SUB TRANSFER AGENT)
-----------------------------------------------------------------------------------------------


     Recon/Control (continued)
     o Automated Trade Settlement                                                    X
     o Balance Credit Review                                                         X
     o Reclaims                                                                      *X
     o Dividend Processing                                                           X

Financial Reporting
     o Billing to the Fund                                                           X










Will be internalized to PEPCO

-----------------------------------------------------------------------------------------------
